Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE
OF REGISTRATION THEREUNDER ON AN EXEMPTION THEREFROM.

                                SPECTRASCAN, INC.

               11.25% Senior Subordinated Note due June 30, 2006


No. R-
$


     SPECTRASCAN,  INC.,  a  Delaware  corporation  (the  "Company"),  for value received, hereby promises to pay to , or registered assigns, the principal amount of DOLLARS ($_____________ ) on June 30, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 11.25% per annum from the date hereof, payable quarterly on each March 31, June 30, September 30 and December 31 after the date hereof, commencing on [September 30, 1996/the first such date next succeeding the date hereof], until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 13.25% per annum until paid, payable quarterly as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the Make Whole Amount specified in the Securities Purchase Agreements hereinafter referred to, as liquidated damages and not as a penalty; provided that in no event shall the amount payable by the Company as interest and premium on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreements hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the scheduled date of payment therefor, without giving effect to any applicable grace period and notwithstanding that such payment may be prohibited under the terms of subordination applicable hereto set forth below.

     This Note is one of the Company's 11.25% Senior Subordinated Notes due June 30, 2006, limited to $30,000,000 aggregate principal amount, issued pursuant to those certain Securities Purchase Agreements dated July 12, 1996 (such agreements, as amended, modified and supplemented from time to time, the "Securities Purchase Agreements") among the Company, PSC Inc. and the institutional investors named therein, and the holder hereof is entitled to the benefits of the Securities Purchase Agreements and the other Operative Documents referred to in the Securities Purchase Agreements, including, without limitation, the Note Guarantees, and may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereof and thereof, all in accordance with the terms hereof and thereof. This Note is subject to prepayment as specified in the Securities Purchase Agreements. Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreements.

     Payments on this Note are subordinate to Superior Indebtedness to the extent and in the manner specified in section 10 of the Securities Purchase Agreements.

     This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Company as provided in the Securities Purchase Agreements. The Company may treat the Person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreements as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreements.

     The parties hereto, including the maker and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     This Note shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.


          [The remainder of this page is left blank intentionally.]

      IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the date first above written.

                                         SPECTRASCAN, INC.



                                         By /s/ William J. Woodard
                                                William J. Woodard
                                                Vice President

                            FORM OF ASSIGNMENT

                 [To be signed only upon transfer of Note]

     For value received, the undersigned hereby sells, assigns and transfers unto __________________________________ the within Note, and appoints______________ Attorney to transfer such Note on the books of SPECTRASCAN, INC. with full power of substitution in the premises.

Date:                ,     .



                                ...............................................
                                (Signature must conform in all respects to name of holder as specified on the face of the Note)


Signed in the presence of



 .............................